Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL INFORMATION OF ADAPTHEALTH CORP.

The following unaudited pro forma condensed combined financial information presents the unaudited pro forma condensed combined balance sheet as of March 31, 2020 and the unaudited pro forma condensed combined statements of operations for three months ended March 31, 2020 and the year ended December 31, 2019 based upon the combined historical financial statements of AdaptHealth Corp. (“AdaptHealth”), the Patient Care Solutions business (“PCS”), and Solara Medical Supplies, LLC (“Solara”), after giving effect to AdaptHealth’s acquisition of PCS on January 2, 2020 (the “PCS Acquisition”) and AdaptHealth’s recently announced acquisition of Solara (the “Solara Acquisition”), which is expected to close in the third quarter of 2020 subject to the satisfaction or waiver of certain closing conditions, and related adjustments described in the accompanying notes. The acquisition of Solara has not yet been consummated, and there can be no assurance that the transaction will be consummated as contemplated.

The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2020 and for the year ended December 31, 2019 give pro forma effect to the PCS Acquisition and the Solara Acquisition as if they had occurred on January 1, 2019. The unaudited pro forma condensed combined balance sheet as of March 31, 2020 gives pro forma effect to the Solara Acquisition as if it was completed on March 31, 2020.

The unaudited pro forma condensed combined financial information should be read in conjunction with the following:

•	The audited historical financial statements of AdaptHealth and the notes thereto as included in the Form 10-K filed on March 6, 2020;

•	The unaudited historical financial statements of AdaptHealth and the notes thereto as included in the Form 10-Q filed on May 8, 2020;

•	The audited and unaudited historical financial statements of PCS and the notes thereto included in the Form S-1/A filed on March 9, 2020; and

•	The audited and unaudited historical financial statements of Solara and the notes thereto included elsewhere in this Form 8-K.

The unaudited pro forma condensed combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the PCS Acquisition and the Solara Acquisition had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the combined company. The unaudited pro forma condensed combined financial information also does not give effect to the potential impact, of any anticipated synergies, operating efficiencies or cost savings resulting from favorable vendor pricing had AdaptHealth owned PCS and Solara in the periods indicated above, or any integration costs and benefits from restructuring plans.

In May 2020, the SEC adopted Release No.33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” (the “Final Rule”). The Final Rule is effective on January 1, 2021, however, voluntary early adoption is permitted. The Company has elected to early adopt the provisions of the Final Rule, and the unaudited pro forma condensed combined financial information herein is presented in accordance therewith.

ADAPTHEALTH CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

March 31, 2020

	AdaptHealth	Solara	Pro Forma		AdaptHealth
(in thousands)	Historical	Reclassified (1)	Adjustments	Note 3	Pro-Forma
Assets
Current assets:
Cash and cash equivalents	$48,164	$21,579	$(22,018)	(a)	$47,725
Accounts receivable, net	118,651	24,203	-		142,854
Inventory	17,968	9,373	-		27,341
Prepaid and other current assets	9,759	3,974	(867)	(b)	12,866
Total current assets	194,542	59,129	(22,885)		230,786
Equipment and other fixed assets, net	87,301	4,511	-		91,812
Goodwill	340,807	110,355	279,005	(c)	730,167
Intangible asset, net	-	53,170	(39,170)	(d)	14,000
Other assets	5,670	70	-		5,740
Deferred tax asset	33,519	-	-		33,519
Total assets	$661,839	$227,235	$216,950		$1,106,024

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$136,072	$28,158	$(8,863)	(e)	$155,367
Current portion of capital lease obligations	20,421	-	-		20,421
Current portion of long-term debt	2,616	1,660	8,402	(f)	12,678
Contract Liabilities	15,584	-	-		15,584
Other liabilities	16,460	5,397	(5,212)	(g)	16,645
Total current liabilities	191,153	35,215	(5,673)		220,695
Long-term debt, less current portion	463,553	179,467	(52,468)	(h)	590,552
Other long-term liabilities	36,580	144	-		36,724
Total liabilities	$691,286	$214,826	$(58,141)		$847,971

Total stockholders' equity (deficit):
Total stockholders' equity (deficit) attributable to AdaptHealth Corp.	(10,656)	12,409	275,091	(i)	$276,844
Noncontrolling interest in subsidiaries	(18,791)	-	-		(18,791)
Total stockholders' equity (deficit)	(29,447)	12,409	275,091		258,053
Total Liabilities and Stockholders' Equity (Deficit)	$661,839	$227,235	$216,950		$1,106,024

(1)	Refer to Note 2 for reclassification of Solara historical information.

ADAPTHEALTH CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2020

	AdaptHealth	Solara	Pro Forma		AdaptHealth
(in thousands, except per share data)	Historical	Reclassified (1)	Adjustments	Note 3	Pro-Forma
Net revenue	$191,439	$38,876	$-		$230,315
Costs and expenses:
Cost of net revenue	166,540	34,158	-		200,698
General and administrative expenses	14,347	1,631	(931)	(j)	15,047
Depreciation, excluding patient equipment depreciation	1,241	160	-		1,401
Total costs and expenses	182,128	35,949	(931)		217,146
Operating income (loss)	9,311	2,927	931		13,169
Interest expense, net	7,938	3,565	(2,733)	(k)	8,770
Income (loss) before income taxes	1,373	(638)	3,664		4,399
Income tax expense	1,107	-	(51)	(l)	1,056
Net income (loss)	266	(638)	3,715		3,343
Income attributable to noncontrolling interests	424	-	(270)	(m)	154
Net income (loss) attributable to AdaptHealth Corp.	$(158)	$(638)	$3,985		$3,189
Net income (loss) per common share:
Basic	$-				$0.05
Diluted	$-				$0.05
Weighted average shares outstanding for net income (loss) attributable to AdaptHealth Corp.:
Basic	41,977		17,724	(n)	59,701
Diluted	41,977		19,487	(n)	61,464

(1)	Refer to Note 2 for reclassification of Solara historical information.

ADAPTHEALTH CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2019

	AdaptHealth	PCS	Solara	Pro Forma		AdaptHealth
(in thousands, except per share data)	Historical	Reclassified (1)	Reclassified (1)	Adjustments	Note 3	Pro-Forma
Net revenue	$529,644	$132,885	$179,572	$-		$842,101
Costs and expenses:
Cost of net revenue	440,386	163,772	146,669	-		750,827
General and administrative expenses	56,493	5,563	6,521	(3,721)	(o)	64,856
Depreciation, excluding patient equipment depreciation	3,068	235	590	-		3,893
Total costs and expenses	499,947	169,570	153,780	(3,721)		819,576
Operating income (loss)	29,697	(36,685)	25,792	3,721		22,525
Interest expense, net	39,305	(90)	13,261	(11,365)	(p)	41,111
Loss on extinguishment of debt, net	2,121	-	-	-		2,121
Income (loss) before income taxes	(11,729)	(36,595)	12,531	15,086		(20,707)
Income tax expense	1,156	-	294	591	(l)	2,041
Net income (loss)	(12,885)	(36,595)	12,237	14,495		(22,748)
Income attributable to noncontrolling interests	2,111	-	-	(1,094)	(m)	1,017
Net income (loss) attributable to AdaptHealth Corp.	$(14,996)	$(36,595)	$12,237	$15,589		$(23,765)
Net income (loss) per common share:
Basic and diluted	$(0.66)					$(0.59)
Weighted average shares outstanding for net income (loss) attributable to AdaptHealth Corp.:
Basic and diluted	22,557			17,724	(n)	40,281

(1)	Refer to Note 2 for reclassification of PCS and Solara historical information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1—General Information

Basis of presentation

The historical financial information has been adjusted in the unaudited pro forma condensed combined financial information to give effect to events that reflect the GAAP accounting for the PCS Acquisition and the Solara Acquisition (collectively, “the Acquisitions”) and are prepared to illustrate the estimated effects of the Acquisitions to the Company’s audited historical financial statements.

AdaptHealth’s historical results reflect AdaptHealth’s unaudited consolidated balance sheet as of March 31, 2020, unaudited consolidated statement of operations for the three months ended March 31, 2020, and audited consolidated statement of operations for the year ended December 31, 2019. PCS’ historical results reflect the unaudited consolidated statement of operations for the twelve-month period ended December 31, 2019. Solara’s historical results reflect the audited consolidated statement of operations for the twelve month period ended December 31, 2019, the unaudited consolidated statement of operations for the three month period ended March 31, 2020, and the unaudited condensed consolidated balance sheet as of March 31, 2020.

Description of the PCS Acquisition

On January 2, 2020, AdaptHealth purchased 100% of the equity interests of PCS, a subsidiary of McKesson Corporation (McKesson). PCS currently provides wound care supplies, ostomy supplies, urological supplies, incontinence supplies, diabetic care supplies, and breast pumps directly to patients across the United States. PCS maintains extensive national relationships with physicians, medical facilities and customers, and currently serves all 50 states. AdaptHealth allocated the consideration paid to the estimated fair values of the net assets acquired on a preliminary basis, including $16.3 million to accounts receivable, $0.5 million to equipment and other fixed assets, $1.4 million to goodwill, and $3.2 million of net liabilities to other working capital accounts. Management of AdaptHealth will finalize the measurement of the separately identifiable assets acquired and the liabilities assumed at the acquisition date in accordance with the requirements of FASB ASC Topic 805, Business Combinations. In addition, AdaptHealth may be required to make an additional payment of $1.5 million to McKesson after the closing of the PCS Acquisition pursuant to the terms and conditions of a Transition Services Agreement executed in connection with the PCS Acquisition. The total investment, including restructuring costs until PCS is fully integrated on AdaptHealth Corp.’s platform in the latter half of 2020, is expected to be approximately $30 million.

Description of the Solara Acquisition

On May 25, 2020, AdaptHealth signed a Stock Purchase Agreement and Agreement and Plan of Merger to acquire 100% of the equity interests of Solara. Solara is the largest independent distributor of continuous glucose monitors (“CGM”) in the United States and offers a comprehensive suite of direct-to-patient diabetes management supplies to patients throughout the country, including CGMs, insulin pumps and other diabetic supplies. Solara maintains extensive relationships with leading national manufacturers, managed healthcare plans and is a registered pharmacy in all 50 states.

The base purchase price for the Solara Acquisition is $425 million, consisting of a combination of cash, and 3,906,250 shares of Class A Common Stock, par value $0.0001 per share, of AdaptHealth valued at $16 per share. The unaudited pro forma condensed combined balance sheet as of March 31, 2020 gives pro forma effect to the Solara Acquisition as if was completed on March 31, 2020, and includes an allocation of the base purchase price to the estimated fair values of Solara’s net assets at such date, including $24.2 million to accounts receivable, $9.4 million to inventory, $4.5 million to equipment and other fixed assets, $389.3 million to goodwill, $14.0 million to estimated identifiable intangible assets, $19.3 million to accounts payable and accrued expenses, and $2.9 million of net assets in other working capital accounts.

Basis of the Pro Forma Presentation

Upon consummation of the Solara Acquisition, Solara will adopt AdaptHealth’s accounting policies. AdaptHealth may identify differences between the accounting policies among the companies, that when conformed, could have a material impact on the consolidated financial statements of the combined entity.

Note 2—Reclassifications to Historical Financial Information of PCS and Solara

Certain balances and transactions presented in the historical financial statements of PCS and Solara included within the unaudited pro forma condensed combined financial information have been reclassified to conform to the presentation of the financial statements of AdaptHealth as indicated in the tables below.

Solara Balance Sheet Reclassifications at March 31, 2020

	As per		As
(in thousands)	Financial Statements	Reclassifications	Reclassified
Assets:
Accounts receivable, net	$25,991	$(1,788)	$24,203
Equipment and other fixed assets, net	$2,517	$1,994	$4,511
Rental pumps, net	$1,994	$(1,994)	$-

Liabilities:
Accounts payable and accrued expenses	$-	$28,158	$28,158
Accounts payable	$13,555	$(13,555)	$-
Accrued expenses	$16,576	$(16,576)	$-
Other liabilities	$-	$5,397	$5,397
Contingent consideration, current portion	$5,212	$(5,212)	$-

Total stockholders' equity:
Total stockholders' equity (deficit) attributable to AdaptHealth Corp.	$-	$12,409	$12,409
Total members' equity	$12,409	$(12,409)	$-

Solara Statement of Operations Reclassifications for the Three Months Ended March 31, 2020

	As per		As
(in thousands)	Financial Statements	Reclassifications	Reclassified
Net revenue	$39,681	$(805)	$38,876
Costs and expenses:
Cost of Sales	$24,387	$9,771	$34,158
General and administrative expenses	$-	$1,631	$1,631
Depreciation, excluding patient equipment depreciation	$-	$160	$160
Selling, general and administrative expenses	$12,398	$(12,398)	$-
Other income	$(31)	$31	$-

Solara Statement of Operations Reclassifications for the Twelve Months Ended December 31, 2019

	As per		As
(in thousands)	Financial Statements	Reclassifications	Reclassified
Net revenue	$183,352	$(3,780)	$179,572
Costs and expenses:
Cost of Sales	$113,335	$33,334	$146,669
General and administrative expenses	$-	$6,521	$6,521
Depreciation, excluding patient equipment depreciation	$-	$590	$590
Selling, general and administrative expenses	$44,360	$(44,360)	$-
Other income	$(135)	$135	$-

PCS Statement of Operations Reclassifications for the Twelve Months Ended December 31, 2019

	As per		As
(in thousands)	Financial Statements	Reclassifications	Reclassified
Costs and expenses:
Cost of Sales	$82,263	$81,509	$163,772
General and administrative expenses	$-	$5,563	$5,563
Depreciation, excluding patient equipment depreciation	$-	$235	$235
Selling, distribution, and administrative expenses	$82,483	$(82,483)	$-
Restructuring Charges	$4,838	$(4,838)	$-
Interest expense (income)	$-	$(90)	$(90)
Other expense, net	$(104)	$104	$-

Note 3—Pro Forma Adjustments

Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2020 are as follows:

(a)	Represents the following adjustments:

•	Reduction of $21.6 million representing Solara’s March 31, 2020 cash balance since cash will not be acquired in connection with the Solara Acquisition;

•	Increase of $225.0 million to reflect the expected equity investment in the form of common stock and non-voting stock to partially fund the Solara Acquisition;

•	Increase of $465.0 million to reflect the expected issuance of new long-term debt to partially fund the Solara Acquisition;

•	Reduction of $327.9 million to reflect the payoff of existing long-term debt; and

•	Reduction of $362.5 million to reflect the expected closing date payment in connection with the Solara Acquisition.

(b)	Represents adjustments to reflect certain assets included in the historical March 31, 2020 balance sheet of Solara that will not be acquired by AdaptHealth.

(c)	Represents the following adjustments (1) reduction of $110.3 million representing goodwill included in the historical March 31, 2020 balance sheet of Solara, and (2) increase of $389.3 to reflect estimated goodwill in connection with AdaptHealth’s acquisition accounting for the Solara Acquisition.

(d)	Represents the following adjustments (1) reduction of $53.2 million representing intangible assets included in the historical March 31, 2020 balance sheet of Solara, and (2) increase of $14.0 million to reflect estimated identifiable intangible assets in connection with AdaptHealth’s acquisition accounting for the Solara Acquisition.

(e)	Represents adjustments to reflect certain accrued expenses included in the historical March 31, 2020 balance sheet of Solara that will not be assumed by AdaptHealth.

(f)	Represents the following adjustments (1) reduction of $1.7 million representing the current portion of long-term debt balance included in the historical March 31, 2020 balance sheet of Solara that will not be assumed by AdaptHealth, (2) increase of $11.6 million to reflect the current portion of long-term debt expected to be incurred to partially fund the Solara Acquisition, and (3) decrease of $1.5 million to reflect the payoff of existing long-term debt.

(g)	Represents adjustment to reflect certain other liabilities included in the historical March 31, 2020 balance sheet of Solara that will not be assumed by AdaptHealth.

(h)	Represents the following adjustments (1) reduction of $179.5 million representing the long-term debt balance included in the historical March 31, 2020 balance sheet of Solara that will not be assumed by AdaptHealth, (2) increase of $453.4 million to reflect the long-term debt expected to be incurred to partially fund the Solara Acquisition, and (3) reduction of $326.4 million to reflect the payoff of existing long-term debt.

(i)	Represents the following adjustments (1) decrease of $12.4 million representing the total members’ equity balance included in the historical March 31, 2020 balance sheet of Solara, (2) increase of $225.0 million to reflect the expected equity investment in the form of common stock and non-voting stock to partially fund the Solara Acquisition, and (3) increase of $62.5 million to reflect the expected issuance of common stock in connection with the Solara Acquisition.

Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the three-month period ended March 31, 2020 and for the year ended December 31, 2019 are as follows:

(j)	Represents the following adjustments (1) elimination of Solara’s historical intangible amortization expense of $1.6 million, and (2) increase of $0.7 million to reflect estimated amortization expense associated with the estimated intangible assets related to AdaptHealth’s acquisition accounting for the Solara Acquisition.

(k)	Represents the following adjustments (1) elimination of Solara’s historical interest expense on long-term debt of $3.5 million, (2) elimination of Solara’s historical amortization of deferred financing costs of $0.1 million, (3) decrease of $3.4 million to reflect interest expense on AdaptHealth’s existing credit facility, and (4) increase of $4.3 million to reflect estimated interest expense associated with the issuance of new long-term debt in order to partially fund the Solara Acquisition.

(l)	Adjustment to eliminate the historical tax expense of AdaptHealth and Solara and to record the tax provisions of the combined entities on a pro forma basis using a pro forma effective tax rate for the respective period. However, the effective tax rate of the combined company could be different depending on post-acquisition activities.

(m)	Represents the proforma adjustment to the noncontrolling interest resulting from the PCS Acquisition and the Solara Acquisition.

(n)	Represents adjustment to AdaptHealth historical weighted average basic and diluted common shares outstanding to include incremental shares issued in connection with the Solara Acquisition and related equity financing, and the dilutive effect of other potential common shares outstanding.

(o)	Represents the following adjustments (1) elimination of Solara’s historical intangible amortization expense of $6.5 million, and (2) increase of $2.8 million to reflect estimated amortization expense associated with the estimated intangible assets related to AdaptHealth’s acquisition accounting for the Solara Acquisition.

(p)	Represents the following adjustments (1) elimination of Solara’s historical interest expense on long-term debt of $12.9 million, (2) elimination of Solara’s historical amortization of deferred financing costs of $0.4 million, (3) decrease of $15.2 million to reflect interest expense on AdaptHealth’s existing credit facility, and (4) increase of $17.1 million to reflect estimated interest expense associated with the issuance of new long-term debt in order to partially fund the Solara Acquisition.